EXHIBIT 23.4

                       Consent of Independent Auditors

          We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Shawmut National Corporation Stock Option Plan (formerly the Peoples Bancorp of Worcester, Inc. 1986 Stock Option
          Plan) of our report dated January 20, 1994, with respect to the consolidated financial statements of Peoples Bancorp of Worcester, Inc. included in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994.

                                             /s/ Ernst & Young

          Worcester, Massachusetts
          May 20, 1994